SOUTHERN
                                   CALIFORNIA
                                      BANK
                                 ESCROW DIVISION
             4100 Newport Place, Suite 130, Newport Beach, CA 92660
                               FAX: (949) 863-2489

                 HOLDING ESCROW INSTRUCTIONS ESCROW NO: 12794-GG

Gloria Garriott, CSEO,
ESCROW OFFICER                                             DATE: March 16, 1999
Phone:  (949) 863-2485


   The undersigned delivers herewith, or will cause to be delivered to SOUTHERN CALIFORNIA BANK, hereinafter called Escrow Holder, the papers, money or property hereinafter described to be held and disposed of by Escrow Holder in accordance with the following instructions and upon the terms and conditions hereinafter set forth.

    A.This escrow is established by BETA OIL & GAS, INC., a Nevada corporation (the "Company").

    B.This escrow is  established  for the purpose of receiving  and holding the funds in escrow from the Offering of a minimum of $4,800,000.00 (800,000 Shares) and a maximum of $9,000,000.00 (1,500,000 Shares) pursuant to the terms and conditions of the Prospectus dated ________________________ (the "Effective Date") as such prospectus may be amended from time to time (together with all supplements, the "Prospectus"). The Underwriter has an option, exercisable within 45 days of the effective date of the Prospectus, to sell an additional 150,000 shares of the Common Stock at the public offering price solely for the purpose of covering overallotments, if any. The Company is offering said shares through its officers, directors, and selected broker/dealers. An Investor whose funds are to be deposited in escrow, must send a check or wire funds for the full amount of the purchase price for the subscribed Shares, with checks payable to BETA OIL & GAS, INC. ESCROW ACCOUNT #12794-GG.

    C. The undersigned hands you herewith or will cause to be handed to you the following:

           a) Copy of the Prospectus;
           b) A copy of delivery instructions from participating Broker / Dealers or other evidence of an authorized purchase;
           c) W-9 completed by the Company;
           d) Subscription purchase funds pursuant to the Prospectus; and e) Funds to cover transaction costs set forth in Item "F" below.

    D.You are  instructed to hold all purchase  funds  received in trust for the benefit of the respective investors, in an interest bearing money market account until you have received evidence that the minimum of 800,000 Shares ($4,800,000/the "Minimum") have been accepted, at which time you are to release funds, along with interest earned on such funds in the Escrow Account, to the order of Beta Oil & Gas, Inc., net of commissions and expenses due the selected broker/dealers and "Blue Sky" fees and expenses due the Company's counsel, if any. Disbursement shall be made SUBJECT TO ESCROW'S RECEIPT OF COLLECTED FUNDS AND DISBURSEMENT INSTRUCTIONS FROM THE COMPANY.

                                   (CONTINUED)
Initials  ________________                              Initials ______________

  Date: March 16, 1999                                      Escrow No. 12794-GG

   PAGE 2: Additional Instructions made a part of previous page as if fully incorporated therein.

    E.The "Initial Closing Date" shall occur following the acceptance by the Company of subscriptions for the minimum offered hereby or as soon thereafter as funds have cleared the banking system in the normal course of business. The minimum will be offered by the Company on a "best efforts, minimum / maximum" basis. If the minimum has been subscribed for by the expiration of 10 business days from the effective date, remaining shares will be offered and will be issued on one or more closing dates as you receive evidence that additional subscriptions have been accepted, until the earlier of the date by which all such shares have been sold or the expiration of the Offering Period designated to be on or before 90 days from the Effective Date. If subscription for the minimum have not been accepted by 10 days from the effective date, none of the shares will be sold and the Offering shall be terminated and the Investors shall be fully refunded along with a prorata share of any interest earned in the Escrow Account.

    F.For its ordinary services  hereunder,  the Escrow Holder shall be entitled to a NON-REFUNDABLE fee of $1,500.00 plus an additional $1.00 per $1,000.00 of subscription funds deposited herein in excess of $1,500,000. The $1,500.00, less the $250.00 prepaid review fee, which is to be deemed a part of the $1,500.00 initial escrow shall be deposited with the execution of this instruction. The additional $1.00 per $1,000.00 deposited herein in excess of $1,500,000.00, together with additional compensation for extra services as set forth under the General Provisions attached hereto and made a part hereof shall be deducted from the accrued interest and/or paid directly by the Company upon demand by Escrow Holder

                                   (CONTINUED)
Initials  ______________                                 Initials _____________

Date: March 16, 1999                                         Escrow No. 12794-GG

   PAGE 3: Additional Instructions made a part of previous page as if fully incorporated therein.

                               GENERAL PROVISIONS

   DEPOSITS - All funds received in escrow shall be deposited with other escrow funds in an interest bearing account of Southern California Bank.

   RESPONSIBILITY FOR DEPOSITED PROPERTY - Escrow Agent is not a party to, or bound by, any provisions in any Property which may be deposited under, evidenced by, or arise out of these instructions, and with respect thereto, acts as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of any Property or with respect to the form or execution of the same, or the identity, authority or right of any person executing or depositing the same.

   DEFAULTS - Escrow Agent shall not be required to take or be bound by notice of any default of any person, including any Principal, or to take any action with respect to such default whether or not such action involves any expense or liability. These instructions shall not be subject to modification or rescission except upon receipt by Escrow Agent (at the office named above) of written instructions from each of the Principals or their successors in interest, and no such rescission or modification shall be effective unless and until consented to by Escrow Agent in writing.

   NOTICES - Principals hereby indemnify and hold Escrow Agent harmless against any loss, liability, damage, cost or expense, including reasonable attorneys' fees, (a) related in any way to Escrow Agent's acting upon any notice, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be signed by Principals or any other proper person, and (b) incurred in connection with any act or thing done hereunder.

   EXERCISE OF JUDGMENT - Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which Escrow Agent may do or refrain from doing in connection herewith, except its own negligence or willful misconduct. Escrow Agent shall have duties only to Principals, and no person shall be deemed a third party beneficiary of these instructions.

   COUNSEL - Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of these instructions or Escrow Agent's duties thereunder, and Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of counsel.

   DISAGREEMENTS - In the event of any disagreement between the Principals, or any of them or any other persons whether or not named in these instructions, and adverse claims or demands are made in connection for any of the Property, Escrow Agent shall be entitled at its option to refuse to comply with any such claim so long as such disagreement shall continue, and in so doing, Escrow Agent shall not be or become liable for damages or interest to the Principals, or any of them, or to any other person or persons for Escrow Agent's failure to comply with such conflicting or adverse claims or demands. Escrow Agent shall be entitled to continue so to refrain and refuse so to act until:

   a. the rights of the adverse claimants have been fully adjudicated in a court assuming and having a jurisdiction of the claimants and the Property; or b. all differences shall have been adjusted by agreement, end Escrow Agent shall have been notified thereof in writing by all persons deemed by Escrow Agent, in its sole discretion, to have an interest therein.

   In addition, Escrow Agent, in its sole discretion, may file a suit in interpleader for the purpose of having the respective rights of all claimants adjudicated, and may deposit with the court all of the Property; and the Principals agree to pay all costs and counsel fees incurred by Escrow Agent in such action, such costs and fees to be included in the judgment in any such action.

                                   {CONTINUED)
Initials  ________________                               Initials _____________


Date: March 16, 199                                           Escrow No.12794-GG

   PAGE 4: Additional instructions made a part of previous pages as if fully incorporated therein.

   INDEMNITY - In consideration of acceptance of this appointment by Escrow Agent, the Principals agree to and hold Escrow Agent harmless as to any liability incurred by Escrow Agent to any person, firm or corporation by reason of its having accepted same or in carrying out any of the terms hereof, and to reimburse Escrow Agent for all its expenses including among other things, counsel fees and court costs incurred by reason of its position or actions taken pursuant to these Escrow Instructions. The Principals hereby agree that the Escrow Agent shall not be liable to any of them for any actions taken by Escrow Agent pursuant to the terms hereof.


   COURT ORDERS - Escrow Agent is hereby authorized, in its exclusive discretion, to obey and comply with orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by Escrow Agent, Escrow Agent shall not be liable to any of the parties hereto, their successors, heirs or personal representative by reason of Escrow Agent's compliance with such writ, judgment or decree is later reversed, modified, set aside or vacated.


   ATTORNEY'S FEES - If any action be brought to interpret or enforce these instructions, or any part thereof, the Principals jointly and severally agree to pay to Escrow Agent all Escrow Agent's fees, accounting fees, special and extra service fees and other costs related to such action.

   CANCELLATION - In the event the escrow established hereby is canceled, the Principals jointly and severally shall nevertheless pay to the Escrow Agent all costs and expenses of Escrow Agent. Notwithstanding anything in these instructions to the contrary, Escrow Agent may, in its sole discretion, upon ten (10) days written notice to any of the Principals, resign as Escrow Agent shall be entitled to reimbursement for those costs and expenses incurred to the date of such resignation. Upon cancellation by the Principals or resignation by Escrow Agent, after deducting Escrow Agent's fees, costs and expenses, the balance of any funds or Property shall be returned to the respective Principals who shall have deposited same.

   FEES AND CHARGES - In the event that (a) Escrow Agent performs any services not specifically provided for herein or (b) there is an assignment or attachment of any interest in the subject matter of the escrow established hereby or any modification thereof, or (c) any dispute or controversy arises hereunder, or (d) Escrow Agent is named a party to, or intervenes in, any litigation pertaining to this escrow or the subject matter thereof, Escrow Agent shall, in addition to fees and charges for ordinary services, be reasonably compensated therefore and reimbursed for all expenses, including attorneys' fees, occasioned thereby. Escrow Agent shall have a first lien on the Property for such compensation and expenses, and the Principals agree jointly and severally to pay the same for its ordinary hereunder.

   Escrow Agent shall entitled to an initial, non-refundable set-up ("initial fee") of $1,500.00, payable concurrently with its acceptance, and to additional compensation for yearly hold-open fee (due if escrow open over 1 year from the date of these instructions) @ $200.00 per year, Wire Fees, Disbursement Fees, Savings Account Set-Up Fee and any other reasonable and customary charges for unscheduled services, including messenger fees, federal express charges or other out-of-pocket expenses.
    The Principals understand that Escrow Agent will charge additional fees, including premium hourly fees, for any services performed according to these Escrow Instructions, or any modification or any service no specifically provided therein, that involve concerted effort, employees working overtime, expedited handling of any aspect of the Escrow, or other similar services.

   SIGNATURES - These instructions may be executed in counterparts, each of which so executed shall be original, irrespective of the date of its execution and delivery, and said counterparts together shall constitute one and the same instrument.

                                  (CONTINUED)
Initials  ______________                               Initials  ______________



 Date: March 16, 1999                                       Escrow No. 12794-GG

   PAGE 5: Additional Instructions made a part of previous pages as if fully incorporated therein.



   THE UNDERSIGNED HAS READ AND RECEIVED A COPY OF THIS INSTRUCTION ALONG WITH THE ATTACHED GENERAL PROVISIONS HEREOF AND AGREES TO BE BOUND HEREBY.

       THE COMPANY:

       BETA OIL & GAS, INC., a Nevada corporation

       BY: __________________________________



       BY: __________________________________



   ADDRESS:
   901 Dove Street, Suite 230
   Newport Beach, CA 92660
   Phone: (949) 752-5212  Fax: (949) 752-5757


   Escrow Agent hereby acknowledges receipt of these escrow instructions, of which the foregoing is a copy, and upon receipt of the papers, money or property therein referred to, agrees in consideration of the foregoing to hold and dispose of the same in accordance with said instructions and upon the terms and conditions set forth.

                                 SOUTHERN CALIFORNIA BANK
   Dated__________               BY: ______________________
                                 Gloria Garriott, CSEO A.V.P./Assistant Manager